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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material pursuant to §240.14a-12

SANDY SPRING BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

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Dear Fellow Sandy Spring Bancorp Shareholder:

The annual meeting of shareholders of Sandy Spring Bancorp, Inc. will be held on May 24, 2023, and we need your support. In addition to electing directors and approving our auditors, shareholders are being asked to modernize our corporate governance through updates to our Articles of Incorporation, as described in the enclosed materials.

The changes we are proposing are intended to give shareholders greater ability to influence governance policies and hold management accountable by providing for the annual election of all directors and by making it easier for shareholders to approve future changes to our Articles of Incorporation.

Your participation is critically important – and it takes just a few minutes to return the enclosed proxy card or to vote electronically or by phone using the instructions on the card.

If we do not receive your proxy, you may receive a phone call from a representative of our proxy solicitor, Georgeson, reminding you to exercise your right to vote.

We are proud of our 155 years of supporting our clients and communities and we ask that you support us by voting.

Thank you for your interest and investment in Sandy Spring Bancorp, Inc.

Sincerely,

Daniel J. Schrider

Chair, President and Chief Executive Officer

SUPPORT SANDY SPRING BANCORP BY VOTING TODAY!
If you have questions, or need any assistance in voting your shares, please contact Georgeson at 866-357-4029 toll-free.